                             JANUS ASPEN SERIES
                            AMENDED AND RESTATED
                        FUND PARTICIPATION AGREEMENT

THIS AMENDED AND RESTATED AGREEMENT ("Agreement") is made this 1st day of September, 2006 by and among the following parties:

      o AMERICAN ENTERPRISE LIFE INSURANCE COMPANY ("American Enterprise Life"), organized under the laws of the State of Indiana, on its own behalf and on behalf of each segregated asset account named in Schedule A to this Agreement, as may be amended from time to time (each account referred to as an "Account");

      o AMERICAN PARTNERS LIFE INSURANCE COMPANY ("American Partners Life"), organized under the laws of the state of Arizona, on its own behalf and on behalf of each segregated asset account named in Schedule A to this Agreement, as may be amended from time to time (each account referred to as an "Account");

      o IDS LIFE INSURANCE COMPANY ("IDS Life"), organized under the laws of the State of Minnesota, on its own behalf and on behalf of each segregated asset account named in Schedule A to this Agreement, as may be amended from time to time (each account referred to as an "Account");

each of American Enterprise Life, American Partners Life and IDS Life hereinafter also referred to as a "Company"; and,

      o JANUS ASPEN SERIES, an open-end management investment company organized as a Delaware business trust (the "Trust").

                            W I T N E S S E T H:

      WHEREAS, the Trust has registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the beneficial interest in the Trust is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and

      WHEREAS, the Trust has registered the offer and sale of a class of shares designated the Service Shares ("Shares") of each of its Portfolios under the Securities Act of 1933, as amended (the "1933 Act"); and

      WHEREAS, the Trust desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by
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insurance companies that have entered into participation agreements with the
Trust (the "Participating Insurance Companies"); and

      WHEREAS, the Trust has received an order from the Securities and Exchange Commission granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 60(T)(b)(15)
thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Exemptive Order"); and

      WHEREAS, the Company has registered or will register (unless registration is not required under applicable law) certain variable life insurance policies and/or variable annuity contracts under the 1933 Act (the "Contracts"); and

      WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

      WHEREAS, the Company desires to utilize Shares of the Portfolios listed on Schedule A as may be amended from time to time, as an investment vehicle of the Accounts;

      NOW THEREFORE, in consideration of their mutual promises, the parties agree as follows:

                                  ARTICLE A
                Amendment and Restatement; Form of Agreement

      A.1. The Trust acknowledges the planned merger of American Enterprise Life and American Partners Life with and into IDS Life (the "Merger") and the "intact transfer" (the "Transfer") of the Accounts of American Enterprise Life and American Partners Life to IDS Life by operation of law and incident to the Merger, on December 31, 2006 at 10:59:59 p.m. Central Time (the "Effective Time"), subject to all necessary regulatory approvals being obtained in connection with the Merger and the Transfer, and the re-naming of IDS Life to RiverSource Life Insurance Company simultaneously with the Merger. On and after the Effective Time, all references in this Agreement and its Schedule to American Enterprise Life, American Partners Life and IDS Life shall mean and refer to RiverSource Life Insurance Company. The Trust consents to the transfer of the rights and obligations of American Enterprise Life and American Partners Life under this Agreement to IDS Life at the Effective Time of the Merger.

      A.2. This Agreement shall amend and supersede the following agreements as of the date stated above between the Company named therein and the Trust with respect to all investments by the Company and its Accounts prior to the date of this Agreement, as though identical separate agreements had been executed by the parties hereto on the dates as indicated below:

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            o     Fund Participation Agreement, dated March 1, 2000, by and
                  between American Enterprise Life and the Trust, as amended by the following documents: (a) Amendment to Fund Participation Agreement dated July 27, 2001; and (b) Amendment to Fund Participation Agreement dated September 1, 2002.

            o Fund Participation Agreement, dated October 8, 1997, by and between American Enterprise Life and the Trust, as amended by the following documents: (a) Amendment to Fund Participation Agreement dated October 19, 1998; (b) ) Amendment to Fund Participation Agreement dated July 27, 2001; and (c) Amendment to Fund Participation Agreement dated September 1, 2002.

            o Fund Participation Agreement, dated January 23, 1996, by and between American Partners Life and the Trust, as amended by the following documents: (a) Amendment to Fund Participation Agreement dated July 27, 2001; and (b) Amendment to Fund Participation Agreement dated September 1, 2002.

            o Fund Participation Agreement, dated April 21, 2000, by and between IDS Life and the Trust, as amended by the following documents: (a) Amendment to Fund Participation Agreement dated July 27, 2001; (b) Amendment to Fund Participation Agreement dated February 13, 2002; (c) Amendment to Fund Participation Agreement dated May 31, 2002; and (d) Amendment to Fund Participation Agreement dated September 1, 2002.

Although the parties have executed this Agreement in this form for administrative convenience, this Agreement shall constitute a separate participation agreement with each Company until the Effective Time of the Merger.

                                  ARTICLE I
                            Sale of Trust Shares
                            --------------------

      1.1 The Trust shall make Shares of its Portfolios available to the Accounts at the net asset value next computed after receipt of such purchase order by the Trust (or its agent), as established in accordance with the provisions of the then current prospectus of the Trust. Shares of a particular Portfolio of the Trust shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Trustees of the Trust (the "Trustees") may refuse to sell Shares of any Portfolio to any person, or suspend or terminate the offering of Shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

      1.2 The Trust will redeem any full or fractional Shares of any Portfolio when requested by the Company on behalf of an Account at the net asset value next computed after receipt by the Trust (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. The Trust shall make payment for such Shares on the same Business Day (as defined below) as the Trust receives notice of redemption orders in accordance with Section 1.3 and in the manner established from time to time by the Trust, except that the Trust reserves the right to suspend payment consistent with Section 22(e) of the 1940 Act and any rules thereunder.

      1.3 For the purposes of Sections 1.1 and 1.2, the Trust hereby appoints the Company as its agent for the limited purpose of receiving and accepting purchase and redemption orders resulting from investment in and payments under the Contracts. Receipt by the Company shall constitute receipt by the Trust provided that: (i) such orders are received by the Company in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus and (ii) the Trust receives notice of such orders by 11:00 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Securities and Exchange Commission. Notwithstanding the foregoing, with respect to any purchase and/or redemption orders relating to any Portfolio sub-advised by Enhanced Investment Technologies, LLC ("INTECH") as identified in the then current Prospectus for each Fund, receipt by the Company shall constitute receipt by the Trust provided that i) such orders are received by the Company in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus and ii) the Trust receives notice of such orders by 8:00 a.m. New York time on the next following Business Day.

      1.4 Purchase orders that are transmitted to the Trust in accordance with Section 1.3 shall be initiated by wire no later than 12:00 noon New York time on the same Business Day that the Trust receives notice of the order. Payments shall be made in federal funds transmitted by wire.

      1.5 Issuance and transfer of the Trust's Shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Shares ordered from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

      1.6 The Trust shall furnish same-day notice (by wire or telephone followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on the Trust's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's Shares in additional Shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such dividends and distributions in cash upon 90 days' prior notice to the Trust. The Trust shall notify the Company of the number of Shares so issued as payment of such dividends and distributions.

      1.7 The Trust shall make the net asset value per Share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per Share is

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calculated and shall use its best efforts to make such net asset value per
Share available by 6 p.m. New York time.

      1.8 The Trust agrees that its Shares will be sold only to Participating Insurance Companies and their separate accounts and to certain qualified pension and retirement plans to the extent permitted by the Exemptive Order. No Shares of any Portfolio will be sold directly to the general public. The Company agrees that Trust Shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as amended from time to time.

      1.9 The Trust agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.8 and
Article IV of this Agreement.

                                 ARTICLE II
                         Obligations of the Parties
                         --------------------------

      2.1 The Trust shall prepare and be responsible for filing with the Securities and Exchange Commission and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. The Trust shall bear the costs of registration and qualification of its shares, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

      2.2 At the option of the Company, the Trust shall either (a) provide the Company (at the Company's expense) with as many copies of the Trust's current prospectus, annual report, semi-annual report and other Trust-sponsored shareholder communications, including any amendments or supplements to the foregoing, as the Company shall reasonably request (at the Trust's expense for existing Contract owners and at the Company's expense for prospective owners); or (b) provide the Company with a camera ready copy, a computer disk or other electronic communication of such documents in a form suitable for printing. The Trust (at its expense) shall provide the Company with a copy of its statement of additional information in a form suitable for duplication by the Company. The Trust (at its expense) shall provide the Company with copies of any Trust-sponsored proxy materials in such quantity as the Company shall reasonably require for distribution to Contract owners.

      2.3 The Company shall bear the costs of printing and distributing the Trust's prospectus, statement of additional information, shareholder reports and other shareholder communications to prospective owners of Contracts for which the Trust is serving or is to serve as an investment vehicle. The
Trust shall bear the costs of printing and distributing the Trust's prospectus, statement of additional information, shareholder reports and other Trust-sponsored shareholder communications to existing Contract owners for which the Trust is serving as an investment vehicle. The Company shall bear the costs of distributing proxy materials (or similar materials such as voting solicitation instructions) to Contract owners. The Company assumes sole responsibility for ensuring that such materials are delivered to Contract owners in

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accordance with applicable federal and state securities laws. The Trust will provide notice to all Participating Insurance Companies including the Company each time the Trust amends or supplements the Trust's current prospectus or statement of additional information indicating to the Participating Insurance Companies whether Janus has determined that such supplement is for fulfillment purposes only. The Company will deliver such supplements in accordance with applicable law, plan documents, or variable contract requirements.

In the event the Trust initiates the merger or liquidation of a Portfolio, the Trust will bear, or arrange for others to bear, the Company's internal and out-of-pocket costs associated with the aforementioned actions. Company agrees to use its best efforts to minimize any costs incurred and shall provide the Trust or its designated agent with acceptable documentation of any such costs incurred.

      2.4 The Company agrees and acknowledges that the Trust's adviser, Janus Capital Corporation ("Janus Capital"), is the sole owner of the name and mark "Janus" and that all use of any designation comprised in whole or part of Janus (a "Janus Mark") under this Agreement shall inure to the benefit of Janus Capital. Except as provided in Section 2.5, the Company shall not use any Janus Mark on its own behalf or on behalf of the Accounts or Contracts in any registration statement, advertisement, sales literature or other materials relating to the Accounts or Contracts without the prior written consent of Janus Capital. Upon termination of this Agreement for any reason, the Company shall cease all use of any Janus Mark(s) as soon as reasonably practicable.

      2.5 The Company shall furnish, or cause to be furnished, to the Trust or its designee, a copy of each Contract prospectus or statement of additional information in which the Trust or its investment adviser is named prior to the filing of such document with the Securities and Exchange Commission. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust or its investment adviser is named, at least ten Business Days prior to its use. No such material shall be used if the Trust or its designee reasonably objects to such use within five Business Days after receipt of such material.

      2.6 The Trust shall furnish, or cause to be furnished, to the Company or its designee, a copy of each Trust prospectus or statement of additional information in which the Company is named prior to the filing of such document with the Securities and Exchange Commission. The Trust shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company is named, at least ten Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within five Business Days after receipt of such material.

      2.7 The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust or its investment adviser in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement, prospectus or statement of additional information for the Trust shares (as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time), reports of the Trust, Trust-sponsored proxy statements, or in sales literature or published reports in the public domain or other promotional material approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee. Nothing in this Section 2.7 will be construed as preventing the Company or its employees or agents from giving advice on investments in the Trust.

      2.8 The Trust shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement, prospectus or statement of additional information for the Contracts (as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the written permission of the Company.

      2.9 So long as, and to the extent that the Securities and Exchange Commission interprets the 1940 Act to require pass-through voting privileges for variable policyowners, the Company will provide pass-through voting privileges to owners of policies whose cash values are invested, through the Accounts, in shares of the Trust. The Trust shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Trust. With respect to each Account, the Company will vote Shares of the Trust held by the Account and for which no timely voting instructions from policyowners, are received as well as Shares it owns that are held by that Account, in the same proportion as those shares for which voting instructions are received. The Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Trust shares held by Contract owners without the prior written consent of the Trust, which consent may be withheld in the Trust's sole discretion.

      2.10 The Company shall notify the Trust of any applicable state insurance laws of which it becomes aware that restrict the Portfolios' investments or otherwise affect the operation of the Trust and shall notify the Trust of any changes in such laws.

      2.11 The Company acknowledges the Trust has adopted policies and procedures reasonably designed to prevent frequent or excessive purchases, exchanges and redemptions of the shares of Portfolios in quantities great enough to disrupt orderly management of the corresponding Portfolio's investment portfolio. These policies are disclosed in the Trust's prospectus.

            The Trust acknowledges that the Company, on behalf of its Accounts, has adopted policies and procedures reasonably designed to detect and deter frequent transfers of Contract value among the subaccounts of the Accounts including those investing in Portfolios available as investment options under the Contracts. These policies and procedures are described in the current prospectuses of the Accounts through which the Contracts are offered.

            The Trust may consider the Company's policies and procedures pertaining to frequent transfers of Contract value among the subaccounts of the Account(s) including those investing in Portfolios when the Trust periodically reviews or amends the Trust's disruptive trading policies and procedures from time to time. The Trust may invite comment from and confer with Company regarding any proposed policy and procedure of the Trust pertaining to disruptive trading to determine prior to adopting such proposed policy or procedure the Company's then-present ability to apply such proposed policy or procedure to Contract owners who allocate Contract value to subaccounts investing in Portfolios available under the Contracts, including without limitation whether the Company can apply such proposed policy or procedure without the need to modify its automated data processing systems or to develop and staff manual systems to accommodate the implementation of the Trust's proposed policy or procedure.

The Company will cooperate with the Trust's reasonable requests in taking steps to deter and detect such transfers by any Contract owner. The Company will provide promptly upon written request by the Trust, directly or through its designee:

      o the Taxpayer Identification Number of all Contract owners that purchased, redeemed, transferred, or exchanged shares of a Fund held under a Contract during the period covered by the request; and,

      o the amount and dates of such Contract owners purchases, redemptions, transfers and exchanges in subaccounts available under the Contract which invest in shares of any Fund during the period covered by the request.

The Trust acknowledges that the Company's standard report provides transaction information for the 90 day period immediately preceding the Company's receipt of the Trust's written request. The Trust may request transaction information for earlier periods as it deems necessary to investigate compliance with policies established by the Trust for the purposes of eliminating or reducing any dilution of the value of the outstanding shares of any Portfolio of the Trust. To the extent practicable, the format for any transaction information provided to the Trust will be consistent with the NSCC Standardized Data Reporting Format.

The Company will execute any written instructions from the Trust, directly or through its designee, to restrict or prohibit further purchases, transfers or exchanges in subaccounts available under the Contract which invest in shares of any Portfolio of the Trust by any Contract owner who has been identified by the Trust, or its designee, as having engaged in transactions that violate policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding securities issued by the Trust . The Company agrees to execute the Trust's written instructions as soon as reasonably practicable, but not later than seven (7) Business Days after receipt of the Trust's instructions. The Company must provide written confirmation to the Trust, that instructions have been executed as soon as reasonably practicable, but not later than ten
(10) Business Days after the instructions have been executed.

The parties shall negotiate in good faith such additional terms and conditions regarding implementation of the foregoing obligations of the parties under Rule 22c-2 as any party may

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wish to address, including without limitation, reimbursement of a reasonable portion of expenses the Company incurs in order to provide such information to the Trust or its designee and to execute any instructions from the Trust or its designee to restrict or prohibit purchases, transfers or exchanges by any Contract owner in subaccounts available under a Contract which invest in shares of any Portfolio of the Trust.

                                 ARTICLE III
                       Representations and Warranties
                       ------------------------------

      3.1 The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the state identified on the first page of this Agreement and that it has legally and validly established each Account as a segregated asset account under such law on the date set forth in Schedule A.

      3.2 The Company represents and warrants that each Account has been registered or, prior to any issuance or sale of the Contracts, will be registered as a unit investment trust in accordance with the provisions of the 1940 Act.

      3.3 The Company represents and warrants that the Contracts or interests in the Accounts (1) are or, prior to issuance, will be registered as securities under the 1933 Act or, alternatively (2) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

      3.4 The Trust represents and warrants that it is duly organized and validly existing under the laws of the State of Delaware.

      3.5 The Trust represents and warrants that the Trust Shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and the Trust shall be registered under the 1940 Act prior to any issuance or sale of such Shares. The Trust shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares. The Trust shall register and qualify its Shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.

      3.6 The Trust represents and warrants that the investments of each Portfolio will comply with the diversification requirements set forth in
Section 817(h) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder. In the event the Trust fails to comply with these diversification requirements, the Trust will take all reasonable steps: (a) to notify the Company of such noncompliance; and (b) to adequately diversify the Trust so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

      3.7 The Trust represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

      3.8 The Trust represents that its investment objectives, policies and restrictions comply in all material respects with any applicable state securities laws of which the Trust is aware as they may apply to the Trust. The Trust makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies, objectives and restrictions) complies with the insurance laws and regulations of any state. The Trust agrees that it will furnish the information required by state insurance laws and requested by the Company to assist the Company in obtaining the authority needed to issue the Contracts in the various states.

      3.9 The Trust represents and warrants that all of its trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Trust are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

      3.10 The Company represents and warrants to the Trust that the Company shall comply with all the applicable laws and regulations designed to prevent money laundering including without limitation the International
Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA PATRIOT ACT), and if required by such laws or regulations will share information with the Trust about individuals, entities, organizations and countries suspected of possible terrorist or money laundering activities in accordance with Section 314(b) of the USA PATRIOT ACT.

                                 ARTICLE IV
                             Potential Conflicts
                             -------------------

      4.1 The parties acknowledge that the Trust's shares may be made available for investment to other Participating Insurance Companies. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trustees shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

      4.2 The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Exemptive Order by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.

      4.3 If it is determined by a majority of the Trustees, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Trustees) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the subaccounts of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract
                   ----
owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

      4.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected subaccount of the Account's investment in the Trust and terminate this Agreement with respect to such subaccount of the Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

      4.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected subaccount of the Account's investment in the Trust and terminate this Agreement with respect to such subaccount of the Account within six (6) months after the Trustees inform the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. No charge or penalty will be imposed as a result of such withdrawal. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

      4.6 For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the subaccount of the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees. No charge or penalty will be imposed as a result of such withdrawal.

      4.7 The Company shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonable request so that the Trustees may fully carry out the duties imposed upon them by the Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Trustees.

      4.8 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

                                  ARTICLE V
                               Indemnification
                               ---------------

      5.1   Indemnification by the Company. The Company agrees to indemnify
            ------------------------------
and hold harmless the Trust and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act and any Trustees, officers, employees and agents of the foregoing (collectively, the "Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

            (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement, prospectus or statement of additional information for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust Shares; or

            (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 5.2(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Trust Shares; or

            (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of the Company; or

            (d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

            (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

      5.2   Indemnification by the Trust. The Trust agrees to indemnify and
            ----------------------------
hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act and any directors, officers, employees and agents of the foregoing (collectively, the "Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

            (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or statement of additional information for the Trust or any sales literature generated or approved by the Trust (or any amendment or supplement thereto), (collectively, "Trust Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust by or on behalf of the Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust Shares; or

            (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Trust or persons under its control, with respect to the sale or acquisition of the Contracts or Trust Shares; or

            (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Trust; or

            (d) arise out of or result from any failure by the Trust to provide the services or furnish the materials required under the terms of this Agreement, including, but not limited to, any material (based on current standards of the Securities and Exchange Commission) errors in or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate; or

            (e) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

      5.3 Neither the Company nor the Trust shall be liable under the indemnification provisions of Sections 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against an Indemnified Party that arise from such Indemnified Party's willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

      5.4 Neither the Company nor the Trust shall be liable under the indemnification provisions of Sections 5.1 or 5.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim, complaint or action by a regulatory authority shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of Sections 5.1 and 5.2.

      5.5 In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                                 ARTICLE VI
                                 Termination
                                 -----------

      6.1 This Agreement may be terminated by either party for any reason by ninety (90) days' advance written notice delivered to the other party or as otherwise agreed in writing by both parties.

      6.2 Notwithstanding any termination of this Agreement, the Trust shall, at the option of the Company, continue to make available additional shares of the Trust (or any Portfolio) pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement, provided that the Company continues to pay the costs set forth in Section 2.3.

      6.3 The provisions of Article V shall survive the termination of this Agreement, and as long as shares of the Trust are held on behalf of Contract owners in accordance with Section 6.2, the provisions of this Agreement shall survive the termination of this Agreement with respect to those Contract owners.

                                 ARTICLE VII
                                   Notices
                                   -------

      Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

      If to the Trust:

            151 Detroit Street
            Denver, Colorado 80206
            Attention: General Counsel

      If to the Company:

            American Enterprise Life Insurance Company
            American Partners Life Insurance Company

            IDS Life Insurance Company
            1765 Ameriprise Financial Center
            Minneapolis, Minnesota 55474
            Attention: Vice President

      With a simultaneous copy to:

            Ameriprise Financial Services, Inc.
            50607 Ameriprise Financial Center
            Minneapolis, Minnesota 55474
            Attention: Vice President and Group Counsel

                                ARTICLE VIII
                                Miscellaneous
                                -------------

      8.1 The captions in this' Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

      8.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

      8.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

      8.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of State of Colorado. This Agreement will be subject to the provisions of the 1933 Act, the Securities Exchange Act of 1934 and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Exemptive Order) and the terms hereof will be interpreted and construed in accordance therewith.

      8.5 The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

      8.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. The Trust agrees that the Company will have the right to inspect, audit and copy all records pertaining to the performance of services under this Agreement to the extent required by any state insurance department upon reasonable notice to the Trust and during the Trust's normal business hours.

      8.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

      8.8 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

      8.9 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

      8.10 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

      8.11 The Trust acknowledges that the identities of the customers of the Company or any of its affiliates (collectively the "Protected Parties" for purposes of this Section 8.11), information maintained regarding those customers, and all computer programs and procedures or other information developed or used by the Protected Parties or any of their employees or agents in connection with the Company's performance of its duties under this Agreement are the valuable property of the Protected Parties. The Trust agrees that if it comes into possession of any list or compilation of the identities of or other information about the Protected Parties' customers, or any other information or property of the Protected Parties, other than such information as may be independently developed or compiled by the Trust from information supplied to it by the Protected Parties' customers who also maintain accounts directly with the Trust, the Trust will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with the Company's prior written consent; or (b) as required by law or judicial process. The Trust acknowledges that any breach of the agreements in this
Section 8. 11 would result in immediate and irreparable harm to the Protected Parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the Protected Parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

      8.12 Notwithstanding anything to the contrary contained in this Agreement, in addition to and not in lieu of other provisions in this
Agreement:

            (a)   Company Confidential Information.

                  (i) "Company Confidential Information" includes but is not limited to all proprietary and confidential information of the Company and its subsidiaries, affiliates or licensees, including without limitation all information regarding the customers of Company and its subsidiaries, affiliates and licensees; and the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such customers; and any information derived therefrom.

                  (ii) Trust must not use or disclose Company Confidential Information for any purpose other than to carry out the purpose for which Company Confidential Information was provided to Trust as set forth in the Agreement or unless disclosure is required by applicable law or regulatory authority, and agrees to cause all its employees, agents, representatives, or any other party to whom Trust may provide access to or disclose Company Confidential Information to limit the use and disclosure of Company Confidential Information to that purpose.

                  (iii) Trust agrees to implement appropriate measures designed to ensure the security and confidentiality of Company Confidential Information, to protect such information against any anticipated threats or hazards to the security or integrity of such information, and to protect against unauthorized access to, or use of, Company Confidential Information that could result in substantial harm or inconvenience to any customer of the Company or its subsidiaries, affiliates or licensees; Trust further agrees to cause all its agents, representatives or subcontractors, or any other party to whom Trust may provide access to or disclose Company Confidential Information to implement appropriate measures designed to meet the objectives set forth in this paragraph.

            (b)   Trust Confidential Information.

                  (i) "Trust Confidential Information" includes but is not limited to all proprietary and confidential information of Trust and its subsidiaries, affiliates, or licensees, including without limitation all information regarding the customers of Trust and its subsidiaries, affiliates and licensees; and the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such customers; and any information derived therefrom.

                  (ii) Company must not use or disclose Trust Confidential Information for any purpose other than to carry out the purpose for which Trust Confidential Information was provided to Company as set forth in the Agreement or unless disclosure is required by applicable law or regulatory authority, and agrees to cause all its employees, agents, representatives, or any other party to whom Company may provide access to or disclose Trust Confidential Information to limit the use and disclosure of Trust Confidential Information to that purpose.

                  (iii) Company agrees to implement appropriate measures designed to ensure the security and confidentiality of Trust Confidential Information, to protect such information against any anticipated threats or hazards to the security or integrity of such information, and to protect against unauthorized access to, or use of, Trust Confidential Information that could result in substantial harm or inconvenience to any customer of Trust or its subsidiaries, affiliates or licensees; Company further agrees to cause all its agents, representatives or subcontractors, or any other party to whom Company may provide access to or disclose Trust Confidential Information to implement appropriate measures designed to meet the objectives set forth in this paragraph.

      IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.

                                            AMERICAN ENTERPRISE LIFE
                                            INSURANCE COMPANY

                                            AMERICAN PARTNERS LIFE
                                            INSURANCE COMPANY

ATTEST:                                     IDS LIFE INSURANCE COMPANY


By:  /s/ Betsy Hannum                       By:  /s/ Pat Carey
     --------------------------------            -----------------------------
Name:    Betsy Hannum                       Name:    Pat H. Carey III
Title:   Assistant Secretary of each        Title:   Vice President of each
         Company                                     Company


                                            JANUS ASPEN SERIES


                                            By:  /s/ Kelley Howes
                                                 -----------------------------
                                            Name:    Kelley Abbott Howes
                                            Title:   President and CEO

                                 SCHEDULE A

                 AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
           Separate Accounts, Contracts and Designated Portfolios

NAME OF SEPARATE ACCOUNTS AND DATE ESTABLISHED BY BOARD OF DIRECTORS:
---------------------------------------------------------------------

American Enterprise Variable Annuity Account
Established July 15, 1987

CONTRACTS FUNDED BY ACCOUNT:
----------------------------

AEL Personal Portfolio Plus 2 Variable Annuity
RiverSource Galaxy Premier Variable Annuity
RiverSource Signature Variable Annuity
RiverSource Signature One Variable Annuity

DESIGNATED PORTFOLIOS AND SHARE CLASSES:
----------------------------------------

Janus Aspen Series Balanced Portfolio: Institutional Shares
Janus Aspen Series Worldwide Growth Portfolio: Institutional Shares Janus Aspen Series Global Technology Portfolio: Service Shares Janus Aspen Series Large Cap Growth Portfolio: Service Shares
Janus Aspen Series International Growth Portfolio: Service Shares Janus Aspen Series Mid Cap Growth Portfolio: Service Shares


                  AMERICAN PARTNERS LIFE INSURANCE COMPANY
           Separate Accounts, Contracts and Designated Portfolios
           ------------------------------------------------------

NAME OF SEPARATE ACCOUNTS AND DATE  ESTABLISHED BY BOARD OF DIRECTORS:
----------------------------------------------------------------------

APL Variable Annuity Account I
Established February 9, 1995

CONTRACTS FUNDED BY ACCOUNT:
----------------------------

Privileged Assets Select Annuity

DESIGNATED PORTFOLIOS AND SHARE CLASSES:

Janus Aspen Series Large Cap Growth Portfolio: Institutional Shares Janus Aspen Series Worldwide Growth Portfolio: Institutional Shares

                         IDS LIFE INSURANCE COMPANY
           Separate Accounts, Contracts and Designated Portfolios
           ------------------------------------------------------

NAME OF SEPARATE ACCOUNTS AND DATE ESTABLISHED BY BOARD OF DIRECTORS:
---------------------------------------------------------------------

IDS Life Variable Account 10,
Established August 23, 1995.

IDS Life Variable Life Separate Account
Established October 16, 1985.

CONTRACTS FUNDED BY IDS LIFE VARIABLE ACCOUNT 10:
-------------------------------------------------

RiverSource Retirement Advisor Advantage(SM) Variable Annuity
RiverSource Retirement Advisor Select(SM) Variable Annuity
RiverSource Retirement Advisor Variable Annuity
RiverSource Retirement Advisor Variable Annuity--Band 3

CONTRACTS FUNDED BY IDS LIFE VARIABLE SEPARATE ACCOUNT:
-------------------------------------------------------

RiverSource(R) Single Premium Variable Life
RiverSource Succession Select(SM) Variable Life Insurance
RiverSource Variable Universal Life Insurance(SM)
RiverSource Variable Universal Life III(SM)
RiverSource(R) Variable Universal Life IV(SM)
RiverSource(R) Variable Universal Life IV - Estate Series
RiverSource(R) Variable Second-To-Die Life Insurance(SM)

DESIGNATED PORTFOLIOS AND SHARE CLASSES:

Janus Aspen Series Global Technology Portfolio:  Service Shares
Janus Aspen Series International Growth Portfolio: Service Shares Janus Aspen Series Mid Cap Growth Portfolio: Service Shares